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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported): December 30, 2008


                        Commission File Number 0-5525


                              PYRAMID OIL COMPANY
              (Exact name of registrant as specified in its charter)


                CALIFORNIA                                94-0787340
     (State or other jurisdiction                      (IRS Employer
           of incorporation )                        Identification No.)


                 2008 - 21ST. STREET
               BAKERSFIELD, CALIFORNIA                    93301
        (Address of principal executive offices)        (Zip Code)


                                 (661) 325-1000
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 ---------------
          Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [ ]  Written communications pursuant to Rule 425 under the Securities
           Act (17 CFR 230.425)
    [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
           (17 CFR 240.14a-12)
    [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
           Exchange Act (17 CFR 240.14d-2(b))
    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))



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Item 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN
OFFICERS

     On December 30, 2008, Pyramid Oil Company (the 'Company') and John Alexander entered into a Severance Award Agreement pursuant to which, among other things, the Company agreed to make a severance payment to Mr. Alexander upon his future termination of employment with the Company. At the option of the Company, Mr. Alexander will receive either (1) 25,000 shares of the Company's common stock (adjusted for any subsequent stock split, stock dividend, or similar transaction) or (2) the highest market value of such stock during the period from the date of Mr. Alexander's employment termination until the date that the Company makes the severance payment. Mr. Alexander currently serves as the Company's Chief Executive Officer. The preceding discussion is qualified in its entirety by the full text of the Severance Award Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.


Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1 Severance Award Agreement dated as of December 30, 2008 between Pyramid Oil Company and John H. Alexander.




























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                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           PYRAMID OIL COMPANY

    January 6, 2009

                                       By: /s/ JOHN H. ALEXANDER
                                           -----------------------
                                           Name: John H. Alexander
                                           Title: Chief Executive Officer